Exhibit 10.16
AMENDMENT NO. 1 AND LIMITED WAIVER
TO
LOAN AND SECURITY AGREEMENT
     This Amendment No. 1 and Limited Waiver to Loan and Security Agreement (this “Amendment”) is entered into this 12th of November, 2007, by and among Rae Systems Inc., a Delaware corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals
     A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of March 14, 2007 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has extended and will make available to Borrower certain advances of money.
     B. Borrower (a) is in default of the Loan Agreement due to its failure to deliver to Bank duly completed Borrowing Base Certificates each signed by a Responsible Officer, with aged listings of accounts receivable and accounts payable (by invoice date) for the months ending July 31, 2007 and August 31, 2007 (the “Existing Defaults”), and (b) desires that Bank (i) provide the limited waiver of the Existing Defaults, and (ii) amend the Loan Agreement upon the terms and conditions more fully set forth herein.
     C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the conditional limited waiver contained herein and so amend the Loan Agreement.
agreement
     NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:
     1. Events of Default. Borrower acknowledges that there exists the Events of Default under Section 6.2(c) of the Loan Agreement due to the Existing Defaults.
     2. Limited Waiver. Bank hereby agrees, subject to the terms of Section 6 hereof, to waive the Existing Defaults.
     3. Amendment to Loan Agreement.
          3.1 Section 6.2(a) of the Loan Agreement. Section 6.2(a) of the Loan Agreement is amended and restated in its entirety and replaced with the following:

     (a) Deliver to Bank: (i) as soon as available, but no later than the earlier of (A) five (5) days after filing with the Securities Exchange Commission or (B) fifty (50) days after the end of each fiscal quarter, (1) the Borrower’s 10Q and (2) Borrower prepared consolidating financial statements which shall include balance sheets and income statements; (ii) as soon as available, but no later than the earlier of (A) five (5) days after filing with the Securities Exchange Commission or (B) ninety (90) days after the end of each fiscal year, the Borrower’s 10K and an unqualified opinion of the financial statements prepared by an independent certified public accounting firm reasonably acceptable to Bank; (iii) as soon as available, but no later than five (5) days after filing with the Securities Exchange Commission, the Borrower’s 8K reports; (iv) within 45 days after the end of each fiscal year, annual financial projections (which shall include projected balance sheets, income statements and cash flow statements) for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections; (v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $1,000,000 or more; and (vi) budgets, sales projections, operating plans or other financial information Bank reasonably requests.
          Borrower’s 10K, 10Q, and 8K reports required to be delivered pursuant to Section 6.2(a) shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower’s or another website on the Internet; provided, that Borrower shall provide paper copies to Bank of the Compliance Certificates required by Section 6.2(d).
          3.2 Exhibit D, “Compliance Certificate” of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.
     4. Borrower’s Representations And Warranties. Borrower represents and warrants that:
               (a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;
               (b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
               (c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on or about the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

               (d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;
               (e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;
               (f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations; and
               (g) Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
     5. Limitation. The limited waivers and amendment set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or, except for the waivers, consents and amendments provided herein, to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) , except for the waivers, consents and amendments provided herein,to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
     6. Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:
          6.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank;
          6.2 Payment of Amendment Fee. Borrower shall have paid Bank an amendment fee equal to $1,000; and
          6.3 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.
     7. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
     8. Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.
     9. Governing Law; Venue. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Rae Systems Inc. a Delaware corporation

	By:	/s/ Randall K. Gausman

		Printed Name:	Randall K. Gausman

		Title:	Chief Financial Officer

Bank:	Silicon Valley Bank

	By:	/s/ Tom Smith

		Printed Name:	Tom Smith

		Title:	Senior Relationship Manager

EXHIBIT A
EXHIBIT D
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:
FROM: RAE SYSTEMS INC.
The undersigned authorized officer of RAE Systems Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly financial statements (along with Borrower prepared consolidating financial statements) with Compliance Certificate	Quarterly within earlier of 5 days of filing 10Q or 50 days of quarter end	Yes No

Annual financial statement (CPA Audited) + CC	within earlier of 5 days of filing 10K or 90 days of FYE	Yes No

8-K	Within 5 days after filing with SEC	Yes No

Borrowing Base Certificate A/R & A/P Agings	When the outstanding Obligations Under Section 2.1 are equal to or greater than $3,000,000 for longer than 3 consecutive Business Days within a calendar month, monthly within 30 days	Yes No

Projections	Within 45 days of FYE	Yes No

Cash balance report	Within 30 days of end of month	Yes No

Financial Covenant	Required	Actual		Complies
Maintain at all times:
Tested as of the last day of each fiscal quarter, a Minimum Quick Ratio	1.0:1.0		________:1.0	Yes No
Tested as of the last day of each fiscal quarter, a Minimum Tangible Net Worth plus 50% of Net Income plus 50% of net cash proceeds of equity issuances	$35,000,000	$		Yes No

     The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

RAE SYSTEMS INC.		BANK USE ONLY

Received by:

AUTHORIZED SIGNER

By:		Date:

	Name:	Verified:

AUTHORIZED SIGNER
	Title:	Date:

Compliance Status: Yes No

2